EXHIBIT 21

                    SUBSIDIARIES OF REGISTRANT


                Registrant owns 100% of the outstanding stock of the following companies:

          Name                                          State of Formation

Erie Insurance Property
 & Casualty Company                                       Pennsylvania

Erie Insurance Company                                    Pennsylvania

EI Holding Corp.                                            Delaware

EI Service Corp.                                          Pennsylvania

Erie Insurance Company of New York -
 Wholly-owned by Erie Insurance Company                      New York